Exhibit 1.01

Pointer Telocation Ltd.

Conflict Minerals Report

For The Year Ended December 31, 2015

This conflict minerals report for the year ended December 31, 2015 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain so-called conflict minerals that are necessary to the functionality or production of their products. “Conflict minerals” are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (“3TG”). The reporting requirements apply to registrants whatever the geographic origin of the conflict minerals and whether or not the conflict minerals fund armed conflict in the Democratic Republic of the Congo or an adjoining country (the “Covered Countries”).

Reasonable Country of Origin Inquiry (RCOI)

Below is a description of our efforts to determine whether any of the necessary conflict minerals in our products originated in the Covered Countries during 2015.

We conducted an analysis of our products and found that each of tin, tantalum, tungsten, and gold can be found in our products. Therefore, the products that we manufacture are subject to the reporting obligations of Rule 13p-1. For 2015, we have conducted a supply chain survey with all our direct suppliers for our products and through them, with all their direct manufacturers, to obtain country of origin information for the necessary conflict minerals in our products. The affected suppliers were contacted and requested to provide Conflict Minerals data in the CFSI Conflict Minerals Reporting Template (CMRT). The results are summarized below under “Results for the 2015 Calendar Year”. In accordance with the SEC final rules, we are required to exercise, and have exercised, due diligence in reviewing the Conflict Minerals’ source and chain of custody and to follow a nationally or internationally recognized due diligence framework. Due to the size and complexity of our supply chain, it will take time for all of our suppliers to verify the origin of any conflict minerals. By using our supply chain due diligence processes and continuing our outreach efforts, we intend to continue developing transparency into our supply chain.

Pointer has adopted a policy and methodology in accordance with Annex I, Five Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain from the Organization for Economic Co-Operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Framework”).

1. Products. We believe we are a leading provider of mobile resource management products and services for the automotive, insurance industries and other mobile tracking markets (such as cargo, assets, shipping, containers, etc.). Our products segment Cellocator, is focused on the design, development and production of leading mobile resource management (“MRM”) products including: devices for asset tracking; fleet management and security products. These products are both sold worldwide to third party MRM service providers, as well as internally to our own MRM service provider segment Pointer, also referred to as the MRM segment. Communication systems contained within our products and tracking hardware utilize either radio frequency or GPRS/GSM technologies. Cellocator has manufactured and contracted to manufacture products as to which certain Conflict Minerals are necessary to the functionality or production of such products. Our MRM segment offers a range of MRM services including: asset tracking; fleet management services; and stolen vehicle retrieval services (SVR). MRM services are provided primarily in Israel, Brazil, Argentina, Mexico and South Africa and are sold as a bundle which includes both customizable software-as-a-service (SaaS) and our Cellocator products, which are accordingly calibrated to meet the individual demands of customers and their software needs.

2. Policy. Pointer has continued to implement and communicate its policy (the “Policy”) and methodology, as well as a reasonable and documented due diligence process, consistent with the OECD Guidelines, to determine the use, source, and origin of conflict minerals in our global product portfolio. Additionally, we (i) work closely with our suppliers, and though them with their manufacturers, to determine the potential use of conflict minerals in our supply chain, and (ii) request our suppliers to conduct the necessary due diligence and provide us with proper verification of the source of the materials used in their products.

3. Due Diligence Process. For the calendar year 2015, Pointer adopted a policy and methodology that is in accordance with Annex I, Five Step Framework for Risk-Based Due Diligence in the Mineral Supply Chain from the OECD. The five (5) steps of this framework include (1) establishing strong company management systems, (2) identifying and assessing risk in the supply chain, (3) designing and implementing a strategy to respond to identified risks, (4) carrying out independent third-party audits of supply chain due diligence at identified points in the supply chain, and (5) reporting on supply chain due diligence.

Step 1 – Establish strong company management systems: Pointer has adopted and communicated the Policy to the public. This policy can be found on Pointer’s website http://www.pointer.com/about/corporate-governance/. The content of any website referred to in this Form SD is included for general information only and is not incorporated by reference in this Form SD. Pointer structured a Conflict Minerals Task Force comprised of individuals from various areas within the organization to support the process of supply chain due diligence. This includes implementing a system of controls to aid in the transparency over the mineral supply chain. This includes, but is not limited to the chain of custody and/or traceability of identifying upstream actors in the supply chain.

Step 2 – Identify and assess risk in the supply chain: Pointer held meetings with management from various departments to discuss the applicable definitions of “Manufacturer” and/or “contract to manufacture”. Through this process, Pointer identified products that are affected by the 3TG minerals and mapped them to their respective suppliers. Pointer evaluated approximately 611 private branded products, sourced from over 161 manufacturers determining that all Pointer private branded products were subject to the RCOI survey process.

Step 3 – In situations where it was determined that a “conflict mineral” is necessary for the functionality or production of at least one of our products, we carried out a reasonable country of origin inquiry (“RCOI”) with identified suppliers, and through them with their respective manufacturers and the suppliers of their manufacturers. These identified suppliers were surveyed through the RCOI Survey process using the Conflict Minerals Reporting Template published by the Conflict Free Sourcing Initiative (formally known as EICC GeSI Template). Following to the RCOI the Company performed design and implementation of a strategy to respond to identified risks: From the risks identified above, Pointer discussed this assessment with the management group and subsequently designed and implemented a strategy to respond to such risks. This strategy included the development of standard operating procedure (“SOP”) Pointer will utilize to identify and act on supply chain risks. These procedures include, but are not limited to, performing testing procedures and conducting post implementation reviews.

Step 4 – Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain: Although our hardware products contain conflict minerals, we do not purchase any conflict minerals directly from mines and are many steps removed in the supply chain from the mining of the conflict minerals. We purchase materials used in our products from our suppliers and some of those materials contribute conflict minerals necessary to our products and/or production process. The origin of conflict minerals cannot be determined with any certainty once the ores are smelted, refined and converted to ingots, bullion or other conflict minerals containing derivatives. The smelters and refiners (sometimes referred to as “facilities”) are consolidating points for ore and are in the best position in the total supply chain to know the origin of the ores. We rely on our direct suppliers to assist with our reasonable country of origin inquiry and due diligence efforts, including the identification of smelters and refiners, for the conflict minerals contained in the materials which they supply to us, and we also rely upon industry (for example, EICC and CFSI) efforts to influence smelters and refineries to get audited and certified through CFSI's CFS program.

Step 5 – Report on supply chain due diligence: Pointer has compiled its results and filed this report in accordance with Rule 13p-1 through the use of the Form SD and the attachment of a Conflict Minerals Report (“CMR”). Further information is also available by reviewing the Pointer’s Conflict Minerals Policy at http://www.pointer.com/about/corporate-governance/.

4. Results for the 2015 Calendar Year

The Conflict Mineral process, as described above, allowed Pointer to identify in-scope products and the corresponding suppliers. The survey population included approximately 611 products across 161 manufacturers. Pointer received survey responses from 102 manufacturers (“Manufacturers”) covering approximately 535 products, or 88% of the population of products surveyed.

Names of 498 different entities were provided to us by the Manufacturers as part of their smelter lists.

However, not all of those entities named by the Manufacturers were included in the “CFSI smelter reference list” and the OECD’s “List of tin, tantalum and tungsten (3Ts)” smelters list (jointly, the “Lists”) used by us when performing our 2015 supply chain due diligence process.

Out of the entities referred to above, we have identified a total of 314 recognized smelters in the supply chain. The remaining 184 entities named to us were not identified as recognized smelters.

Below, we provide information about the 314 recognized smelters (the “Identified Smelters”). All entities that were not identified as recognized smelters on the Lists have been excluded for being irrelevant.

212 (68%) of the Identified Smelters successfully passed the CSFP or equivalent audit, thereby confirming their conflict-free status under those standards. The remaining 102 identified smelters have not yet concluded their independent third party audit to confirm their conflict-free status, and therefore their determination and responses are not yet final and may vary. Accordingly, the conflict-free status of these 102 un-audited smelters is reported in this conflict minerals report as undeterminable, and consequently, our due diligence for these smelters is still ongoing

We have not been able to confirm the identification of and conflict-free status under the CFSP standards for all smelters used in our supply chain. None of the smelters identified in our supply chain is known to us as sourcing 3TG that directly or indirectly finances or benefits armed groups in the DRC or adjoining countries.

As a result of the due diligence measures performed, Pointer lists in Annex A below the 314 entities that were identified as recognized smelter facilities, which may have been used to process 3TG minerals contained in its products, and their conflict-free status. The conflict-free status is based on the CFSI RCOI report.

5. Continuous Improvement Efforts to Mitigate Risks

The due diligence process discussed above is an ongoing process. As Pointer continues to conduct due diligence on its products, it will continue to refine procedures to meet the goals and adhere to values set forth in the policy outlined above.

In addition, we intend to follow up on high risk non responsive or non-compliant suppliers, working with suppliers to educate them on conflict minerals sourcing and conflict free designation, contact selected smelters and refiners that have not received a “conflict free” designation for encouraging them to take actions to become conflict free, etc.

This CMR is not required to be accompanied by an independent private sector audit in accordance with paragraph (c)(1)(iv) of the instructions to Item 1.01.

Annex A

Mineral	Row Labels	Country	Status
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	Conflict-free
Gold	Advanced Chemical Company	UNITED STATES	Undeterminable
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	Conflict-free
Gold	Aktyubinsk Copper Company TOO	KAZAKHSTAN	Undeterminable
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	Undeterminable
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	Conflict-free
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	Undeterminable
Tin	Alpha	UNITED STATES	Conflict-free
Tin	An Thai Minerals Company Limited	VIET NAM	Undeterminable
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	Undeterminable
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	Conflict-free
Gold	Argor-Heraeus SA	SWITZERLAND	Conflict-free
Gold	Asahi Pretec Corporation	JAPAN	Conflict-free
Gold	Asahi Refining Canada Limited	CANADA	Conflict-free
Gold	Asahi Refining USA Inc.	UNITED STATES	Conflict-free
Gold	Asaka Riken Co., Ltd.	JAPAN	Conflict-free
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	Conflict-free
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	Undeterminable
Gold	Aurubis AG	GERMANY	Conflict-free
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	Conflict-free
Gold	Bauer Walser AG	GERMANY	Undeterminable
Gold	Boliden AB	SWEDEN	Conflict-free
Gold	C. Hafner GmbH + Co. KG	GERMANY	Conflict-free
Gold	Caridad	MEXICO	Undeterminable
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	Conflict-free
Gold	Cendres + Métaux SA	SWITZERLAND	Undeterminable
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	Undeterminable
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	Conflict-free
Gold	Chimet S.p.A.	ITALY	Conflict-free
Gold	China National Gold Group Corporation	CHINA	Undeterminable
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	Conflict-free
Gold	Chugai Mining	JAPAN	Undeterminable
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	Undeterminable
Gold	Colt Refining	UNITED STATES	Undeterminable
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	Conflict-free
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	Conflict-free
Tin	CV Ayi Jaya	INDONESIA	Conflict-free

Tin	CV Gita Pesona	INDONESIA	Conflict-free
Tin	CV Makmur Jaya	INDONESIA	Undeterminable
Tin	CV Serumpun Sebalai	INDONESIA	Conflict-free
Tin	CV United Smelting	INDONESIA	Conflict-free
Tin	CV Venus Inti Perkasa	INDONESIA	Conflict-free
Tantalum	D Block Metals, LLC	UNITED STATES	Conflict-free
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	Undeterminable
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	Undeterminable
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA	Undeterminable
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA	Undeterminable
Gold	Do Sung Corporation	KOREA, REPUBLIC OF	Undeterminable
Gold	DODUCO GmbH	GERMANY	Conflict-free
Tin	Dowa	JAPAN	Conflict-free
Gold	Dowa Metals & Mining Co. Ltd	JAPAN	Conflict-free
Tantalum	Duoluoshan	CHINA	Conflict-free
Gold	Eco-System Recycling Co., Ltd.	JAPAN	Conflict-free
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	Undeterminable
Gold	Elemetal Refining, LLC	UNITED STATES	Conflict-free
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	Conflict-free
Tin	EM Vinto	BOLIVIA	Conflict-free
Tin	Estanho de Rondônia S.A.	BRAZIL	Undeterminable
Tantalum	F&X Electro-Materials Ltd.	CHINA	Conflict-free
Gold	Faggi Enrico S.p.A.	ITALY	Undeterminable
Tin	Feinhütte Halsbrücke GmbH	Germany	Undeterminable
Tin	Fenix Metals	POLAND	Conflict-free
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	Undeterminable
Tantalum	FIR Metals & Resource Ltd.	CHINA	Conflict-free
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	Conflict-free
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA	Undeterminable
Tungsten	Ganxian Shirui New Material Co., Ltd.	CHINA	Undeterminable
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	Conflict-free
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	Conflict-free
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	Conflict-free
Gold	Geib Refining Corporation	UNITED STATES	Undeterminable
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	Undeterminable
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	Conflict-free
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	Undeterminable
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	Undeterminable
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	Conflict-free
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	Conflict-free
Tin	Gold Bell Group	CHINA	Undeterminable
Gold	Guangdong Jinding Gold Limited	CHINA	Undeterminable

Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	Conflict-free
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	CHINA	Conflict-free
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	Undeterminable
Tantalum	H.C. Starck Co., Ltd.	THAILAND	Conflict-free
Tungsten	H.C. Starck GmbH	GERMANY	Conflict-free
Tantalum	H.C. Starck GmbH Goslar	GERMANY	Conflict-free
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY	Conflict-free
Tantalum	H.C. Starck Group	GERMANY	Undeterminable
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	Conflict-free
Tantalum	H.C. Starck Inc.	UNITED STATES	Conflict-free
Tantalum	H.C. Starck Ltd.	JAPAN	Conflict-free
Tantalum	H.C. Starck Smelting GmbH & Co.KG	GERMANY	Conflict-free
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	Undeterminable
Gold	Heimerle + Meule GmbH	GERMANY	Conflict-free
Gold	Heraeus Ltd. Hong Kong	CHINA	Conflict-free
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	Conflict-free
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	Undeterminable
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	Undeterminable
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA	Undeterminable
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	Conflict-free
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	CHINA	Undeterminable
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	Conflict-free
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	Undeterminable
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	Conflict-free
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	Conflict-free
Gold	Istanbul Gold Refinery	TURKEY	Conflict-free
Gold	Japan Mint	JAPAN	Conflict-free
Tungsten	Japan New Metals Co., Ltd.	JAPAN	Conflict-free
Tin	Jean Goldschmidt International	BELGIUM	Undeterminable
Gold	Jiangxi Copper Company Limited	CHINA	Conflict-free
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	Conflict-free
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	Conflict-free
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	Undeterminable
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	Undeterminable
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	Undeterminable
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	Conflict-free
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	Undeterminable
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	Conflict-free

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	Conflict-free
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	Conflict-free
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	Conflict-free
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	Conflict-free
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	Undeterminable
Gold	Kazzinc	KAZAKHSTAN	Conflict-free
Tantalum	KEMET Blue Metals	MEXICO	Conflict-free
Tantalum	KEMET Blue Powder	UNITED STATES	Conflict-free
Tungsten	Kennametal Huntsville	UNITED STATES	Conflict-free
Gold	Kennecott Utah Copper LLC	UNITED STATES	Conflict-free
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	Undeterminable
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	Conflict-free
Gold	Kojima Chemicals Co., Ltd.	JAPAN	Conflict-free
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF	Undeterminable
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	Undeterminable
Gold	L' azurde Company For Jewelry	SAUDI ARABIA	Undeterminable
Gold	Lingbao Gold Company Limited	CHINA	Undeterminable
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	Undeterminable
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	Undeterminable
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	Conflict-free
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	Undeterminable
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	Conflict-free
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	Conflict-free
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	Conflict-free
Gold	Materion	UNITED STATES	Conflict-free
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	Conflict-free
Tin	Melt Metais e Ligas S/A	BRAZIL	Conflict-free
Gold	Metahub Industries Sdn. Bhd.	MALAYSIA	Undeterminable
Tin	Metallic Resources, Inc.	UNITED STATES	Conflict-free
Tin	Metallo-Chimique N.V.	BELGIUM	Conflict-free
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	Conflict-free
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	Conflict-free
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	Conflict-free
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	Undeterminable
Gold	Metalor Technologies SA	SWITZERLAND	Conflict-free
Gold	Metalor USA Refining Corporation	UNITED STATES	Conflict-free
Tin	Mineração Taboca S.A.	BRAZIL	Conflict-free
Tin	Minmetals Ganzhou Tin Co. Ltd.	CHINA	Undeterminable
Tin	Minsur	PERU	Conflict-free
Gold	Mitsubishi Materials Corporation	JAPAN	Conflict-free
Tantalum	Mitsui Mining & Smelting	JAPAN	Conflict-free
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	Conflict-free

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	Conflict-free
Gold	Morris and Watson	NEW ZEALAND	Undeterminable
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	Conflict-free
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	Conflict-free
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	Undeterminable
Tin	Nathan Trotter & Co., Inc.	UNITED STATES	Undeterminable
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	Undeterminable
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	Undeterminable
Tungsten	Niagara Refining LLC	UNITED STATES	Conflict-free
Gold	Nihon Material Co., Ltd.	JAPAN	Conflict-free
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	Conflict-free
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	Undeterminable
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	Conflict-free
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	Conflict-free
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	Conflict-free
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	Conflict-free
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastvetmet)	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastvetmet)	Conflict-free
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION	Undeterminable
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	Conflict-free
Gold	PAMP SA	SWITZERLAND	Conflict-free
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	Undeterminable
Tin	Phoenix Metal Ltd.	RWANDA	Undeterminable
Tantalum	Plansee	AUSTRIA	Undeterminable
Tungsten	Pobedit, JSC	RUSSIAN FEDERATION	Undeterminable
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	Conflict-free
Tin	PT Alam Lestari Kencana	INDONESIA	Undeterminable
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	Conflict-free
Tin	PT Aries Kencana Sejahtera	INDONESIA	Conflict-free
Tin	PT Artha Cipta Langgeng	INDONESIA	Conflict-free
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	Conflict-free
Tin	PT Babel Inti Perkasa	INDONESIA	Conflict-free
Tin	PT Babel Surya Alam Lestari	INDONESIA	Undeterminable
Tin	PT Bangka Kudai Tin	INDONESIA	Undeterminable
Tin	PT Bangka Prima Tin	INDONESIA	Conflict-free
Tin	PT Bangka Putra Karya	INDONESIA	Undeterminable
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA	Undeterminable
Tin	PT Bangka Tin Industry	INDONESIA	Conflict-free

Tin	PT Belitung Industri Sejahtera	INDONESIA	Conflict-free
Tin	PT BilliTin Makmur Lestari	INDONESIA	Conflict-free
Tin	PT Bukit Timah	INDONESIA	Conflict-free
Tin	PT Cipta Persada Mulia	INDONESIA	Conflict-free
Tin	PT DS Jaya Abadi	INDONESIA	Conflict-free
Tin	PT Eunindo Usaha Mandiri	INDONESIA	Conflict-free
Tin	PT Fang Di MulTindo	INDONESIA	Undeterminable
Tin	PT HANJAYA PERKASA METALS	INDONESIA	Undeterminable
Tin	PT HP Metals Indonesia	INDONESIA	Undeterminable
Tin	PT Inti Stania Prima	INDONESIA	Conflict-free
Tin	PT Justindo	INDONESIA	Conflict-free
Tin	PT Karimun Mining	INDONESIA	Undeterminable
Tin	PT Koba Tin	INDONESIA	Undeterminable
Tin	PT Mitra Stania Prima	INDONESIA	Conflict-free
Tin	PT Panca Mega Persada	INDONESIA	Conflict-free
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA	Undeterminable
Tin	PT Prima Timah Utama	INDONESIA	Conflict-free
Tin	PT REFINED BANGKA TIN	INDONESIA	Conflict-free
Tin	PT Sariwiguna Binasentosa	INDONESIA	Conflict-free
Tin	PT Seirama Tin Investment	INDONESIA	Undeterminable
Tin	PT Singkep Times Utama	INDONESIA	Undeterminable
Tin	PT Stanindo Inti Perkasa	INDONESIA	Conflict-free
Tin	PT Sukses Inti Makmur	INDONESIA	Conflict-free
Tin	PT Sumber Jaya Indah	INDONESIA	Conflict-free
Tin	PT Supra Sukses Trinusa	INDONESIA	Undeterminable
Tin	PT Tambang Timah	INDONESIA	Conflict-free
Tin	PT Timah (Persero), Tbk	INDONESIA	Conflict-free
Tin	PT Tinindo Inter Nusa	INDONESIA	Conflict-free
Tin	PT Tirus Putra Mandiri	INDONESIA	Undeterminable
Tin	PT Tommy Utama	INDONESIA	Conflict-free
Tin	PT Wahana Perkit Jaya	INDONESIA	Conflict-free
Tin	PT Yinchendo Mining Industry	INDONESIA	Undeterminable
Gold	PX Précinox SA	SWITZERLAND	Conflict-free
Tantalum	QuantumClean	UNITED STATES	Conflict-free
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	Conflict-free
Gold	Republic Metals Corporation	UNITED STATES	Conflict-free
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	Conflict-free
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	Conflict-free
Gold	Royal Canadian Mint	CANADA	Conflict-free
Tin	Rui Da Hung	TAIWAN	Conflict-free
Gold	Sabin Metal Corp.	UNITED STATES	Undeterminable
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	Undeterminable
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	Undeterminable
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	VIET NAM	Undeterminable
Gold	SAXONIA Edelmetalle GmbH	GERMANY	Undeterminable

Gold	Schone Edelmetaal B.V.	NETHERLANDS	Conflict-free
Gold	SEMPSA Joyería Platería SA	SPAIN	Conflict-free
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	Undeterminable
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	Conflict-free
Tantalum	Shanghai Jiangxi Metals Co. Ltd	CHINA	Undeterminable
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	Conflict-free
Gold	Singway Technology Co., Ltd.	TAIWAN	Conflict-free
Gold	So Accurate Group, Inc.	UNITED STATES	Undeterminable
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	Conflict-free
Tin	Soft Metais Ltda.	BRAZIL	Conflict-free
Gold	Solar Applied Materials Technology Corp.	TAIWAN	Conflict-free
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	Conflict-free
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	Conflict-free
Gold	T.C.A S.p.A	ITALY	Conflict-free
Tantalum	Taki Chemicals	JAPAN	Conflict-free
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	Conflict-free
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	Conflict-free
Tin	Thaisarco	THAILAND	Conflict-free
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	Conflict-free
Gold	Tokuriki Honten Co., Ltd.	JAPAN	Conflict-free
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	Undeterminable
Gold	Torecom	KOREA, REPUBLIC OF	Undeterminable
Tantalum	Tranzact, Inc.	UNITED STATES	Conflict-free
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	Undeterminable
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	Conflict-free
Gold	Umicore Brasil Ltda.	BRAZIL	Conflict-free
Gold	Umicore Precious Metals Thailand	THAILAND	Conflict-free
Gold	Umicore SA Business Unit Precious Metals Refining	BELGIUM	Conflict-free
Gold	United Precious Metal Refining, Inc.	UNITED STATES	Conflict-free
Gold	Valcambi SA	SWITZERLAND	Conflict-free
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	Conflict-free
Tin	VQB Mineral and Trading Group JSC	VIET NAM	Conflict-free
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	Conflict-free
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	Conflict-free
Gold	WIELAND Edelmetalle GmbH	GERMANY	Undeterminable
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	Conflict-free
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	Conflict-free
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	Conflict-free
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	Conflict-free

Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	Conflict-free
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	Conflict-free
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	Conflict-free
Gold	Yokohama Metal Co., Ltd.	JAPAN	Conflict-free
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	Undeterminable
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	Undeterminable
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	Conflict-free
Tungsten	Zhuzhou Cemented Carbide Group Co Ltd	CHINA	Undeterminable
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	Conflict-free
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	Conflict-free
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	Conflict-free
Tantalum	Exotech Inc.	UNITED STATES	Conflict-free
Tantalum	Global Advanced Metals Aizu	JAPAN	Conflict-free
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	Conflict-free
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	Conflict-free
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	Conflict-free
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	Conflict-free
Tantalum	LSM Brasil S.A.	BRAZIL	Conflict-free
Tantalum	Molycorp Silmet A.S.	ESTONIA	Conflict-free
Tantalum	Plansee SE Liezen	AUSTRIA	Conflict-free
Tantalum	Plansee SE Reutte	AUSTRIA	Conflict-free
Tantalum	Telex Metals	UNITED STATES	Conflict-free
Tantalum	Zhuzhou Cemented Carbide	CHINA	Conflict-free
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	Conflict-free
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	CHINA	Conflict-free
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	Conflict-free
Tungsten	Kennametal Fallon	UNITED STATES	Conflict-free
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	Conflict-free
Tungsten	ALMT Corp	JAPAN	Conflict-free
Gold	Great Wall Precious Metals Co,. LTD.	CHINA	Undeterminable
Tin	China Tin Co.,Ltd.	CHINA	Conflict-free
Tin	OMSA	BOLIVIA	Conflict-free
Tin	Yunnan Tin Company Limited	CHINA	Conflict-free
Tin	Yunnan, China Rare Metal Materials Company	CHINA	Conflict-free